Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contacts:	Alan Caminiti 914-701-8400 (Media)
Dan Loh 914-701-8210 (Investors)

Atlas Air Worldwide Holdings, Inc.
Files Form 8-K Report for Third Quarter 2005 Results

Purchase, N.Y., December 9, 2005 -- Atlas Air Worldwide Holdings, Inc. (AAWW) (OTC: AAWW.PK), a leading provider of global air cargo services, has filed a Current Report on Form 8-K with the Securities and Exchange Commission that reports, among other things, the Company’s unaudited condensed consolidated financial results for the three and nine month periods ended September 30, 2005.

The financial statements included in the Form 8-K have not been reviewed by AAWW’s independent registered public accountants. While AAWW expects to report these financial statements for this period on a SEC Form 10-Q once the independent accountants have completed their review, AAWW management believes that the financials included in the Form 8-K accurately reflect AAWW’s financial condition as of the periods indicated.

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft.

AAWW, through its principal subsidiaries Atlas and Polar, offers scheduled air cargo service, cargo charters, military charters, and ACMI aircraft leasing in which customers receive a dedicated aircraft, crew, maintenance and insurance on a long-term lease basis.

AAWW’s press releases, SEC filings and other information may be accessed through the Company’s home page, www.atlasair.com.

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